Exhibit 4.3

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 25, 2016 among MGM Growth Properties Operating Partnership LP (the “Company”), MGP Escrow Co-Issuer, Inc., a Delaware corporation (the “Co-Issuer”), MGP Lessor Holdings, LLC, a Delaware limited liability company, MGP Lessor, LLC, a Delaware limited liability company (together, with MGP Lessor Holdings, LLC, the “Guaranteeing Entities”) and U.S. Bank National Association, as Trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 20, 2016 providing for the issuance of 5.625% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entities shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entities shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, Guaranteeing Entities and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. JOINDER OF THE COMPANY. The Company hereby agrees that it is bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein in its capacity as “Principal Issuer” as defined therein and as if the Company had executed the Indenture on the date thereof.

3. AGREEMENT TO GUARANTEE. Each of the Guaranteeing Entities hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE

WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entities and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: April 25, 2016

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

By:	MGM Growth Properties OP GP LLC, as the sole general partner

By:	/s/ John M. McManus
Name: John M. McManus
Title: Secretary

MGP ESCROW CO-ISSUER, INC.

By:	/s/ John M. McManus
Name: John M. McManus
Title: Secretary

MGP LESSOR HOLDINGS, LLC

By:	/s/ John M. McManus
Name: John M. McManus
Title: Secretary

MGP LESSOR, LLC

By:	/s/ John M. McManus
Name: John M. McManus
Title: Secretary

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

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